As filed with the Securities and Exchange Commission on March 12, 2001
                                                      Registration No. 333-92489
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                         Post-effective Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------


   R.J. REYNOLDS TOBACCO        R. J. REYNOLDS TOBACCO
      HOLDINGS, INC.                   COMPANY                  RJR ACQUISITION CORP.
(Exact name of registrant as   (Exact name of registrant      (Exact name of registrant
  specified in its charter)   as specified in its charter)  as specified in its charter)

        Delaware                        New Jersey                     Delaware
(State or jurisdiction of       (State or jurisdiction of      (State or jurisdiction or
incorporation or organization) incorporation or organization)  incorporation or organization)

       56-0950247                     56-0375955               13-3490602
   (I.R.S. Employer                (I.R.S. Employer          (I.R.S. Employer
Identification Number)          Identification Number)    Identification Number)


                                                           1201 North Market St.
   401 North Main St.             401 North Main St.            Suite 1702
 Winston-Salem, NC 27102       Winston-Salem, NC 27102      Wilmington, DE 19801
     (336) 741-5500                 (336) 741-5000             (302) 425-3550
 (Address, including zip      (Address, including zip      (Address, including zip
code, and telephone number,  code, and telephone number,  code, and telephone number,
   including area code,         including area code,         including area code,
of Registrant's principal    of Registrant's principal    of Registrant's principal
   executive offices)           executive offices)           executive offices)

                             -----------------------

                             Charles A. Blixt, Esq.
                                 General Counsel
                      R.J. Reynolds Tobacco Holdings, Inc.
                               401 North Main St.
                             Winston-Salem, NC 27102
                                 (336) 741-5500
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:
                               Jeffrey Small, Esq.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4000

                             -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             -----------------------


                         CALCULATION OF REGISTRATION FEE

                  Title of Each Class                                 Proposed Maximum                Amount of
             of Securities to be Registered                    Aggregate Offering Price(1)(2)     Registration Fee
             ------------------------------                    ------------------------------     ----------------
Debt Securities of R.J. Reynolds Tobacco Holdings, Inc.........        $1,876,250,000                   (3)
Guarantees of Debt Securities of R.J. Reynolds Tobacco
  Holdings, Inc. by R. J. Reynolds Tobacco Company.............             (4)                         (4)
Guarantees of Debt Securities of R.J. Reynolds Tobacco
  Holdings, Inc. by RJR Acquisition Corp.......................             (4)                         (4)

----------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(o).

(2) Such indeterminate amount of Debt Securities and the related Guarantees as may from time to time be issued at indeterminate prices.

(3)  Previously paid.

(4) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees of the Debt Securities registered hereby.

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         SUBJECT TO COMPLETION, DATED ,

PROSPECTUS


                                 $1,876,250,000

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

                                 DEBT SECURITIES

                                  Guaranteed by
                         R. J. REYNOLDS TOBACCO COMPANY
                                       and
                              RJR ACQUISITION CORP.
                             -----------------------


     We may offer debt securities from time to time. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                             -----------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                        The date of this prospectus is    ,

     In this prospectus we use the term "RJR Tobacco Holdings" to refer to R.J. Reynolds Tobacco Holdings, Inc. and "RJR Tobacco Company" to refer to R. J. Reynolds Tobacco Company. The terms "we," "us," and "our" refer to RJR Tobacco Holdings.

     You should rely only on the information contained in or incorporated by reference in this prospectus. Neither RJR Tobacco Holdings, RJR Tobacco Company nor RJR Acquisition Corp. has authorized anyone to provide you with different information. Neither RJR Tobacco Holdings, RJR Tobacco Company nor RJR Acquisition Corp. is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                             -----------------------


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


The Companies.................................................................2
Where You Can Find More Information...........................................2
Special Note on Forward-Looking Statements....................................3
Consolidated Ratio of Earnings to Fixed Charges/
     Deficiency in the Coverage of Fixed Charges
     by Earnings before Fixed Charges.........................................3
Use of Proceeds...............................................................4
Description of the Debt Securities............................................5
Forms of Securities .........................................................14
Plan of Distribution.........................................................16
Legal Matters................................................................17
Experts......................................................................17


                              About this Prospectus

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,876,250,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading Where You Can Find More Information.

                                  THE COMPANIES

     RJR Tobacco Holdings, formerly known as RJR Nabisco, Inc., was incorporated as a holding company in 1970, and is listed on the NYSE as RJR. RJR Tobacco Holdings' subsidiaries include its wholly owned operating subsidiary, RJR Tobacco Company, and RJR Acquisition Corp. RJR Tobacco Company operates in one industry segment and is the second largest cigarette manufacturer in the United States. RJR Tobacco Company's largest selling cigarette brands, CAMEL, WINSTON, SALEM and DORAL, were four of the top 10, best-selling brands of cigarettes in the United States in 2000. Those brands, and its other brands, including VANTAGE, MORE, NOW, MONARCH, and BEST VALUE, are manufactured in a variety of styles and marketed in the United States and meet a range of smoker preferences.

     On December 11, 2000, through a merger, RJR Tobacco Holdings acquired its former parent, Nabisco Group Holdings Corp., a non-operating public shell company with no material assets or liabilities, at the time of the acquisition, other than $11.8 billion in cash. RJR Acquisition Corp., a wholly owned subsidiary of RJR Tobacco Holdings, paid $30 for each outstanding share of Nabisco Group Holdings Corp., or $9.8 billion in the aggregate and was merged into Nabisco Group Holdings Corp., with Nabisco Group Holdings Corp. being the surviving corporation. After the merger, Nabisco Group Holdings Corp. changed its name to RJR Acquisition Corp. Net proceeds to RJR Tobacco Holdings were $1.5 billion, after transaction costs and payments to Nabisco Group Holdings Corp. stockholders.


                       WHERE YOU CAN FIND MORE INFORMATION

     RJR Tobacco Holdings files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC located at Citicorp, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 or over the Internet at the SEC's WEB site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2000 shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this prospectus or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the document listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, including filings made after the date of the initial registration statement and prior to effectiveness of the registration statement, until we sell all of the securities:

           Annual Report on Form 10-K for the year ended December 31, 2000.

     You may request a copy of these filings at no cost, by writing or telephoning the office of

          Corporate Secretary
          R.J. Reynolds Tobacco Holdings, Inc.
          401 North Main Street
          Winston-Salem, North Carolina 27102
          Telephone: 336-741-5162

     We have not included or incorporated by reference in this prospectus separate financial statements of RJR Tobacco Company or RJR Acquisition Corp. because we do not believe that those financial statements would be material to buyers of debt securities. Additionally, RJR Acquisition Corp., which has no operations or material assets or liabilities other than cash, does not constitute a business. However, we have included condensed consolidating financial statements for RJR Tobacco Company at December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998, and for RJR Acquisition Corp. at December 31, 2000 and for the period from December 11, 2000 through December 31, 2000, in note 22 to RJR Tobacco Holdings' consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2000.


                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     Statements included in this prospectus and in the documents incorporated by reference which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding RJR Tobacco Holdings' future performance and financial results are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks include the substantial and increasing regulation and taxation of the cigarette industry; various legal actions, proceedings and claims arising out of the tobacco business and claimed health effects of cigarettes that are pending or may be instituted against RJR Tobacco Holdings or its subsidiaries; the substantial payment obligations and limitations on the advertising and marketing of cigarettes, under various litigation settlement agreements; the continuing decline in volume in the domestic cigarette industry; competition from other cigarette manufacturers; the success of new product innovations and acquisitions; the effect of market conditions on the performance of pension assets and the return on corporate cash; and the ratings of RJR Tobacco Holdings' securities. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this prospectus.


                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES/
DEFICIENCY IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES


     The following table sets forth RJR Tobacco Holdings' consolidated ratio of earnings to fixed charges. The data for the year ended December 31, 2000 are derived from the audited consolidated financial statements of RJR Tobacco Holdings.


                                                                      Year Ended
                                                                      December 31,
                                                     ----------------------------------------------
                                                     2000      1999       1998      1997       1996
                                                     ----      ----       ----      ----       ----

Ratio of earnings to fixed charges.............       5.1       2.8         --       1.5        2.2
Deficiency in the coverage of fixed charges
   by earnings before fixed charges
   (in millions)...............................        --        --      $(679)       --         --

     For purposes of these computations, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and that portion of operating rental expense representative of the interest factor.

                                 USE OF PROCEEDS

     Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, primarily to fund our operations, to acquire capital equipment and to refinance debt.

                       DESCRIPTION OF THE DEBT SECURITIES

     This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms for the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     The debt securities will be issued under an indenture dated as of         ,
among RJR Tobacco Holdings, RJR Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee.

     The following summary highlights selected provisions of the indenture (which includes the guarantees) and the debt securities and may not contain all the information that is important to you. To understand the indenture and the debt securities fully and for a complete description of their terms, you should read carefully all of their provisions. We have filed a copy of the indenture as an exhibit to the registration statement to which this prospectus relates. See "Where You Can Find More Information." In addition, this summary is qualified in its entirety by reference to the Trust Indenture Act of 1939. You can find definitions of certain capitalized terms used in the following summary under the subheading "--Certain Definitions." Certain terms contained in this summary but not capitalized in this summary or defined under the subheading "--Certain Definitions" are defined in the indenture or the Trust Indenture Act.

Brief Description of the Debt Securities

     All of the debt securities:

     o    will be general obligations of RJR Tobacco Holdings;

     o will be guaranteed by RJR Tobacco Company, RJR Acquisition Corp. and any other subsidiary of RJR Tobacco Holdings that issues a guarantee of the obligations of RJR Tobacco Holdings under its bank credit agreement;

     o will rank equally with each other and all other existing and future unsecured and unsubordinated debt of RJR Tobacco Holdings and the guarantors; and

     o will accrue interest, payable semi-annually, from the date they are issued.

     The indenture also contains the following covenants:

     o    liens,

     o    sale and lease-back transactions and

     o consolidations, mergers and transfers of all or substantially all assets.

Paying Agent and Registrar for the Debt Securities

     The trustee under the indenture will initially act as the paying agent and registrar for all of the debt securities. RJR Tobacco Holdings may change the paying agent or registrar under the indenture without prior notice to the holders of the relevant series of debt securities.

Ranking

     The debt securities will be unsecured and unsubordinated obligations of RJR Tobacco Holdings and will rank equally with all other existing and future unsecured and unsubordinated obligations of RJR Tobacco Holdings (except those obligations preferred by operation of law). The guarantees of RJR Tobacco Company and RJR

Acquisition Corp. and any other guarantees, when and if issued, will be unsecured and unsubordinated obligations of the relevant guarantor and rank equally with all other existing and future unsecured and unsubordinated obligations of such guarantor (except those obligations preferred by operation of law). The debt securities will effectively rank junior to any secured debt of RJR Tobacco Holdings, and the guarantees will effectively rank junior to any secured debt of the guarantors, in each case to the extent of the assets securing such debt.

Certain Covenants of RJR Tobacco Holdings

     The following restrictions will apply to each series of debt securities.

   Restrictions on Liens

     The indenture provides that RJR Tobacco Holdings will not, and will not permit any Restricted Subsidiary to, mortgage or pledge as security for any indebtedness any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property of RJR Tobacco Holdings or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the indenture or thereafter acquired, unless RJR secures or causes such Restricted Subsidiary to secure the outstanding debt securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. This covenant does not apply in the case of:

           (a) the creation of any mortgage, pledge or other lien or any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the indenture (including acquisitions by way of merger or consolidation) by RJR Tobacco Holdings or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof, provided that every such mortgage, pledge or lien referred to in this clause (a) shall attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon;

           (b) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of the indenture;

           (c) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of RJR Tobacco Holdings or any Restricted Subsidiary;

           (d) any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

           (e) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax exempt governmental obligations; and

           (f) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (a) through (e), provided, in the case of a mortgage, pledge or other lien permitted under clause (a),
     (b) or (d), the debt secured is not increased nor the lien extended to any additional assets.

     Notwithstanding the foregoing, RJR Tobacco Holdings or any Restricted Subsidiary may create or assume liens in addition to those permitted by clauses
(a) through (f), and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt (as hereinafter defined) does not exceed 10% of Consolidated Net Worth.

   Restrictions on Sale and Lease-Back Transactions

     The indenture provides that RJR Tobacco Holdings will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to RJR Tobacco Holdings or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that RJR Tobacco Holdings or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period if

          (a) RJR Tobacco Holdings or such Restricted Subsidiary would be entitled, pursuant to the provisions of the indenture described above under "--Restrictions on Liens," to create a mortgage on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt (as hereinafter defined) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding debt securities or

          (b) (1) RJR Tobacco Holdings promptly informs the Trustee of such transaction,

              (2) the net proceeds of such transaction are at least equal to the fair value (as determined by resolution of the Board of Directors of RJR Tobacco Holdings) of such property and

             (3) RJR Tobacco Holdings causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 120 days after receipt of such proceeds, of Funded Debt incurred or assumed by RJR Tobacco Holdings or a Restricted Subsidiary (including the debt securities); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, RJR Tobacco Holdings may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of RJR Tobacco Holdings (which may include the outstanding debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures. If RJR Tobacco Holdings so delivers debentures or notes to the applicable trustee with an Officers' Certificate, the amount of cash which RJR Tobacco Holdings will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or if there are no such redemption prices, the principal amount of such debentures or notes, provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued.

     Notwithstanding the foregoing, RJR Tobacco Holdings or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted in this paragraph and without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth.

     The indenture does not contain provisions which would afford the holders of debt securities protection in the event of a decline in our credit quality resulting from a change of control transaction, a highly leveraged transaction or other similar transactions involving RJR Tobacco Holdings, RJR Tobacco Company or RJR Acquisition Corp.

Guarantees

     RJR Tobacco Company and RJR Acquisition Corp. will guarantee all of the obligations of RJR Tobacco Holdings under the debt securities, and RJR Tobacco Holdings will cause each other Subsidiary that is or becomes a guarantor under the Bank Credit Agreement to execute and deliver to the Trustee a guarantee pursuant to which such

Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the debt securities on an unsecured and unsubordinated basis.

     The indenture provides that the obligations of each guarantor will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such guarantor (including, without limitation, any guarantees under the Bank Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the indenture, would cause the obligations of such guarantor under its guarantee not to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

     Each guarantor may consolidate with or merge into or sell its assets to us or another guarantor without limitation. Each guarantor may consolidate with or merge into or sell all or substantially all its assets to a Person other than RJR Tobacco Holdings or another guarantor (whether or not affiliated with the guarantor), except that if the Person surviving any such merger or consolidation, or the Person to whom such sale is made, is a Subsidiary of RJR Tobacco Holdings, such Subsidiary shall not be a Foreign Subsidiary. Upon the sale or disposition of a guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person (whether or not an Affiliate of the guarantor) which is not a Subsidiary of ours, which sale or disposition is otherwise in compliance with the indenture, such guarantor will be deemed released from all its obligations under the indenture and its guarantee and such guarantee will terminate.

     Under the indenture, if a guarantor ceases to be a guarantor under the Bank Credit Agreement for any reason, such guarantor will be deemed released from all its obligations under the indenture and its guarantee of the debt securities and such guarantee will terminate.

Certain Definitions

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Attributable Debt" means, when used in connection with a sale and lease-back transaction, at any date as of which the amount thereof is to be determined, the product of

          (a) the net proceeds from such sale and lease-back transaction multiplied by

          (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

     "Bank Credit Agreement" means the Amended and Restated Credit Agreement, dated as of November 17, 2000, among RJR Tobacco Holdings, The Chase Manhattan Bank, as Administrative Agent, and the lending institutions named on the signature pages thereof, as such agreement may be amended, modified, renewed, refunded, restated, refinanced or replaced from time to time.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

     "Consolidated Net Worth" means, at any date of determination, the consolidated stockholders' equity of RJR Tobacco Holdings, as set forth on the then most recently available consolidated balance sheet of RJR Tobacco Holdings and its consolidated Subsidiaries.

     "Exempted Debt" means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:

           (a) indebtedness of RJR Tobacco Holdings and the Restricted Subsidiaries incurred after the date of the indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to the indenture described above under "Certain Covenants of RJR Tobacco Holdings--Restrictions on Liens" and

           (b) Attributable Debt of RJR Tobacco Holdings and the Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the indenture described above under "Certain Covenants of RJR Tobacco Holdings--Restrictions on Sale and Lease-Back Transactions."

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

     "Funded Debt" means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

     "guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person

           (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

           (b) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

     "guarantor" means RJR Tobacco Company, RJR Acquisition Corp. and each other Subsidiary of RJR Tobacco Holdings that is also or becomes a guarantor under the Bank Credit Agreement, after such time as such Person shall have executed and delivered a guarantee.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by RJR Tobacco Holdings or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories, or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Worth, as of the date of such determination, but not including any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by resolution of the Board of Directors of RJR Tobacco Holdings not to be of material importance to the respective businesses conducted by RJR Tobacco Holdings or such Restricted Subsidiary effective as of the date such resolution is adopted.

     "Restricted Subsidiary" means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America, which owns or is a lessee pursuant to a capital lease of any Principal Property, and in which the investment of RJR Tobacco Holdings and all its Subsidiaries exceeds 5% of Consolidated Net Worth as of the date of such determination other than

           (a) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; and

           (b) each Subsidiary formed or acquired after the date of the indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of RJR Tobacco Holdings or any Restricted Subsidiary. However, the Board of Directors of RJR Tobacco Holdings may declare any such Subsidiary to be a Restricted Subsidiary. The principal Restricted Subsidiary as of the date of this prospectus is RJR Tobacco Company.

     "Subsidiary" means any corporation of which at least a majority of all outstanding stock having by the terms thereof ordinary voting power in the election of directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by RJR Tobacco Holdings, or by one or more Subsidiaries of RJR Tobacco Holdings or by RJR Tobacco Holdings and one or more Subsidiaries.

Restrictions on Mergers and Sales of Assets

     Nothing contained in the indenture or in the debt securities will prevent any consolidation or merger of RJR Tobacco Holdings into any other corporation or corporations (whether or not affiliated with RJR Tobacco Holdings), or successive consolidations or mergers to which RJR Tobacco Holdings or its successor will be a party, or will prevent any sale, lease or conveyance of the property of RJR Tobacco Holdings, as an entirety or substantially as an entirety; provided that upon any such consolidation, merger, sale, lease or conveyance to which RJR Tobacco Holdings is a party and in which RJR Tobacco Holdings is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of the indenture and the guarantees to be performed or observed by RJR Tobacco Holdings and the due and punctual payment of the principal of and interest on all of the debt securities and the guarantees, according to their tenor, shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which RJR Tobacco Holdings shall have been merged, or which shall have acquired such property.

Events of Default

     An event of default with respect to any series of debt securities is defined under the indenture in relevant part as being:

           (a) default in payment of any principal of the debt securities of such series when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise;

           (b) default for 30 days in payment of any interest on any debt securities of such series;

           (c) default in the payment of any sinking fund installment on the debt securities of such series when the same shall become due and payable;

           (d) default for 90 days after written notice in the observance or performance of any other covenant or agreement in respect of the debt securities of such series;

           (e) certain events of bankruptcy, insolvency or reorganization;

           (f) any guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or any guarantor denies or disaffirms in writing its obligations under the indenture or its guarantee; and

           (g) any other event of default provided in a supplemental indenture or board resolution relating to such securities.

     The indenture provides that

           (a) if an event of default due to the default in payment of principal of, premium, if any, or any interest on, any series of debt securities or due to the default in the performance or breach of any other covenant or warranty of RJR Tobacco Holdings applicable to the debt securities of such series but not applicable to all outstanding debt securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series then outstanding (voting as a single class) by notice in writing may then declare the principal of all debt securities of all such affected series and interest accrued thereon to be due and payable immediately; and

           (b) if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities or due to certain events of bankruptcy, insolvency and reorganization of RJR Tobacco Holdings or any other event of default provided in a supplemental indenture or board resolution relating to the debt securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities then outstanding (treated as one class) by notice in writing may declare the principal of all debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or any interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     The indenture contains a provision entitling the Trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities before proceeding to exercise any right or power under the indenture at the request of such holders. Subject to such provisions in the indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of each affected series then outstanding (with each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

     The indenture provides that no holder of debt securities may institute any action against RJR Tobacco Holdings under the indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series then outstanding (treated as a single class) shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the debt securities of each affected series (treated as one class).

     The indenture contains a covenant that RJR Tobacco Holdings will file annually, not more than four months after the end of its fiscal year, with the Trustee a certificate that no default existed or a certificate specifying any default that existed.

Modification of the Indenture

     The indenture provides that RJR Tobacco Holdings, the guarantors and the Trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

     o    secure any debt securities,

     o evidence the assumption by a successor corporation of the obligations of RJR Tobacco Holdings and the guarantors,

     o add covenants for the protection of the holders of one or more series of debt securities or to add events of default,

     o cure any ambiguity or correct any inconsistency in the indenture or to make other changes not materially adverse to the interest of holders of the debt securities,

     o    establish the forms or terms of debt securities of any series,

     o    provide for uncertificated debt securities,

     o    evidence the acceptance of appointment by a successor trustee,

     o    add an additional guarantor or

     o    comply with the Trust Indenture Act.

     The indenture also contains provisions permitting RJR Tobacco Holdings, the guarantors (each when authorized by a board resolution) and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of each series so affected; provided that RJR Tobacco Holdings and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,

           (a) extend the final maturity of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), or any interest thereon is payable, or reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, or alter certain provisions of the indenture relating to the debt securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any note when due or any right of repayment at the option of the holder of a note or

           (b) reduce the aforesaid percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any such modification.

Transfer and Exchange

     A holder may transfer or exchange debt securities in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and RJR Tobacco Holdings may require a holder to pay any taxes required by law or permitted by the indenture, including any transfer tax or other similar governmental charge payable in connection therewith. RJR Tobacco Holdings is not required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to a selection of debt securities to be redeemed. The debt securities will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Defeasance

     The indenture provides with respect to each series of debt securities that, except to the extent the terms of such series of debt securities provide otherwise, RJR Tobacco Holdings and the guarantors, as applicable, may elect

           (a) to be released from any and all obligations (except for the obligations to register the transfer or exchange of the debt securities of such series and RJR Tobacco Holdings' rights of optional redemption, to replace mutilated, destroyed, lost or stolen debt securities of such series, rights of holders of debt securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), to maintain an office or agency in respect of the debt securities of such series and to hold moneys for payment in trust) with respect to debt securities of any series for which the exact amount of principal and interest due can be determined at the time of the deposit with the Trustee as described below and all the debt securities of such series are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption ("one-year defeasance"),

           (b) to defease and be discharged from any and all obligations with respect to the debt securities of such series on the 91st day after the deposit with the Trustee as described below (except for the obligations set forth as exceptions in the preceding clause (a)) ("legal defeasance") or

           (c) to be released from its obligations with respect to the debt securities of such series (except for the obligations set forth as exceptions in the preceding clause (a) and the obligations to compensate and indemnify the Trustee, to appoint a successor Trustee, to repay certain moneys held by the Paying Agent and to return certain unclaimed moneys held by the Trustee and to comply with the Trust Indenture Act) ("covenant defeasance"), upon the deposit with the Trustee, in trust for such purpose, of cash or, in the case of debt securities payable in U.S. dollars, U.S. Government Obligations (as defined in the indenture) which through the payment of principal and interest in accordance with their terms will insure the availability of monies sufficient, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, premium, if any, and any interest on the debt securities of such series, and any mandatory sinking fund thereon, on the due date thereof. Such a trust may (except with respect to one-year defeasance or to the extent the terms of the debt securities of such series otherwise provide) only be established, if among other things, RJR Tobacco Holdings has delivered to the Trustee an opinion of counsel that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance under clause (b) above, must (except to the extent the terms of the debt securities of the relevant series otherwise provide) refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. If RJR Tobacco Holdings exercises its legal defeasance or covenant defeasance option, the guarantees in effect at such time will terminate.

     The indenture will not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

Concerning our Relationship with the Trustee

     We have a credit facility and, together with our subsidiaries, maintain ordinary banking relationships with The Bank of New York. The Bank of New York is also the transfer agent for our common stock and served as exchange agent for the acquisition by RJR Tobacco Holdings of Nabisco Group Holdings Corp.

                               FORMS OF SECURITIES

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

     Registered Global Securities. We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of RJR Tobacco Holdings, RJR Tobacco Company, RJR Acquisition Corp., the trustees, the warrant agents, the unit agents or any other agent of RJR Tobacco Holdings, RJR Tobacco Company, RJR Acquisition Corp., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

                              PLAN OF DISTRIBUTION

     We may sell the securities in any of three ways (or in any combination):
(a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The prospectus supplement will set forth the terms of the offering of such securities, including:

          (a) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them,

          (b) the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and

          (c)  any securities exchanges on which the securities may be listed.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

     We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from RJR Tobacco Holdings at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

     Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

     The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell.


                                     EXPERTS

     The consolidated financial statements of RJR Tobacco Holdings and subsidiaries as of and for the year ended December 31, 2000 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of RJR Tobacco Holdings and subsidiaries as of December 31, 1999 and for each of the two years in the period ended December 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the report of Deloitte & Touche LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by the Registrants in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

                                                                  Amount to be
                                                                      Paid
                                                                 ---------------
Registration fee................................................ $           --
Printing........................................................         60,000
Legal fees and expenses (including Blue Sky fees)...............        110,000
Trustee fees....................................................         10,000
Rating Agency fees..............................................        275,000
Accounting fees and expenses....................................         50,000
Miscellaneous...................................................         12,000
                                                                 --------------
   TOTAL........................................................ $      517,000
                                                                 ==============


Item 15.  Indemnification of Directors and Officers.

   RJR Tobacco Holdings and RJR Acquisition Corp.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

     Delaware law does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation unless the Delaware Court of Chancery approves the indemnification.

     RJR Tobacco Holdings' certificate of incorporation provides that each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer of RJR Tobacco Holdings or is or was serving at the request of RJR Tobacco Holdings as a director or officer of another entity, shall be indemnified and held harmless by RJR Tobacco Holdings to the fullest extent permitted by Delaware law. This right to indemnification also includes the right to be paid by RJR Tobacco Holdings the expenses incurred in connection with that proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. This right to indemnification is a contract right. RJR Tobacco Holdings' certificate of incorporation authorizes its Board of Directors to indemnify any of the employees or agents of RJR Tobacco Holdings to the extent approved by the Board of Directors and authorized under Delaware law.

     RJR Acquisition Corp.'s bylaws provide that each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer of RJR Acquisition Corp. or is or was serving at the request of RJR Acquisition Corp. as a director or officer of another entity, shall be indemnified and held harmless by RJR Acquisition Corp. to the fullest extent permitted by Delaware law. This right to indemnification also includes the right to be paid by RJR Acquisition Corp. the expenses incurred in connection with that proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. This right to indemnification is a contract right. RJR Acquisition Corp.'s bylaws authorize its Board of Directors to indemnify any of the employees or agents of RJR Acquisition Corp. to the extent approved by the Board of Directors and authorized under Delaware law.

     RJR Tobacco Holdings intends to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or a director, officer, employee or agent of a subsidiary of RJR Tobacco Holdings (including RJR Tobacco Company and RJR Acquisition Corp.) or is or was serving at the request of RJR Tobacco Holdings or its subsidiary as a director, officer, employee or agent of another entity against any liability asserted against him or her and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not RJR Tobacco Holdings or its subsidiary would have the power or the obligation to indemnify him or her against that liability under the respective provisions of the certificate of incorporation of RJR Tobacco Holdings, the bylaws of RJR Tobacco Company or the bylaws of RJR Acquisition Corp.

   RJR Tobacco Company

     Section 14A:3-5 of the Business Corporation Act of the State of New Jersey ("NJBCA") permits a New Jersey corporation to indemnify its directors, officers, employees and agents against expenses and liability for such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

     Article V of RJR Tobacco Company's Bylaws provides that RJR Tobacco Company shall indemnify all past and present directors, officers, employees or other agents of RJR Tobacco Company under substantially all the circumstances permissible under the NJBCA.

     The proposed forms of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provide for indemnification of directors and officers of the Registrants by the underwriters against certain liabilities.

Item 16.  Exhibits.

     See Exhibit Index.

Item 17.  Undertakings.

      (a)  The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement :

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by R.J. Reynolds Tobacco Holdings, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of R.J. Reynolds Tobacco Holdings, Inc. pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 12, 2001.

                                 R.J. REYNOLDS TOBACCO HOLDINGS, INC.



                                 By:   /s/ Andrew J. Schindler
                                      ----------------------------------------
                                      Andrew J. Schindler
                                      Chairman of the Board, President, Chief
                                      Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 12, 2001.


      Signature                                    Title
      ---------                                    -----

   /s/ Andrew J. Schindler                   Chairman of the Board, President,
----------------------------                Chief Executive Officer and Director
      Andrew J. Schindler

  /s/ Kenneth J. Lapiejko                    Executive Vice President and
----------------------------                 Chief Financial Officer
      Kenneth J. Lapiejko                    (principal financial officer)


  /s/ Thomas R. Adams                           Senior Vice President and
----------------------------                            Controller
      Thomas R. Adams                       (principal accounting officer)

              *
----------------------------
       Mary K. Bush                          Director

              *
----------------------------
       John T. Chain, Jr.                    Director

              *
----------------------------
        A.D. Frazier, Jr.                    Director

              *
----------------------------
        Denise Ilitch                        Director

             *
----------------------------
        John G. Medlin, Jr.                  Director

      Signature                                    Title
      ---------                                    -----

              *
----------------------------                 Director
        Nana Mensah

              *                              Director
----------------------------
       Joseph P. Viviano

              *                              Director
----------------------------
       Thomas C. Wajnert



 *By:     /s/ McDara P. Folan, III
    --------------------------------------
              McDara P. Folan, III
         Pursuant to power of attorney

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 12, 2001.

                                         R. J. REYNOLDS TOBACCO COMPANY



                                         By:   /s/ Andrew J. Schindler
                                              ----------------------------------
                                              Andrew J. Schindler
                                              Chairman of the Board, President,
                                              Chief Executive
                                              Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 12, 2001.




      Signature                                    Title
      ---------                                    -----

   /s/ Andrew J. Schindler
----------------------------                 Chairman of the Board, President,
       Andrew J. Schindler                  Chief Executive Officer and Director

  /s/  Kenneth J. Lapiejko                  Executive Vice President and
----------------------------                   Chief Financial Officer
       Kenneth J. Lapiejko                  (principal financial officer)

  /s/ Thomas R. Adams                        Senior Vice President and
----------------------------                           Controller
      Thomas R. Adams                        (principal accounting officer)

  /s/ Lynn J. Beasley
----------------------------                 Executive Vice President  Marketing
      Lynn J. Beasley                                and Director

  /s/ James V. Maguire
----------------------------                 Executive Vice President Sales
      James V. Maguire                              and Director

  /s/ James H. Wilson
----------------------------                 Executive Vice President Operations
      James H. Wilson                               and Director

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on March 12, 2001.

                                             RJR ACQUISITION CORP.



                                             By:  /s/ Charles A. Blixt
                                                  ------------------------------
                                                   Charles A. Blixt
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 12, 2001.



      Signature                                    Title
      ---------                                    -----

 /s/ Charles A. Blixt
----------------------------                 President (principal executive
     Charles A. Blixt                                   officer)

                                          Vice President and Assistant Treasurer
 /s/ Kenneth J. Lapiejko                         (principal financial officer
----------------------------                   and principal accounting officer)
     Kenneth J. Lapiejko

 /s/ Lynn L. Lane                               Vice President, Treasurer
----------------------------                             and Director
     Lynn L. Lane

 /s/ McDara P. Folan, III                        Vice President, Secretary
----------------------------                              and Director
     McDara P. Folan, III

 /s/ Caroline M. Price                         Assistant Treasurer, Assistant
----------------------------                        Secretary and Director
     Caroline M. Price

                                  EXHIBIT INDEX


Exhibit No.               Document
------------            -----------
1.1*            Form of Underwriting Agreement

4.2             Form of Indenture among the Registrants and The Bank of New
                York, as trustee

5.1             Opinion of Davis Polk & Wardwell

12.1 Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

23.1            Consent of KPMG LLP

23.2            Consent of Deloitte & Touche LLP

23.3            Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

24.1            Powers of Attorney

25.1            Statement of Eligibility on Form T-1 of The Bank of New York
-------------------
*    To be filed.